July 30, 2009

Members of the Board of Directors
Victory Energy Corporation
2677 North Main Street, Suite 360
Santa Ana, California 92705

Gentlemen,

Miranda & Associates, A Professional Accountancy Corporation. (“Miranda & Associates”) sincerely appreciates the opportunity to assist Victory Energy Corporation (the “Company”) with its need for senior management oversight and professional accounting, tax, internal control and other related services. The following Statement of Work confirms our understanding of the professional services that Miranda & Associates will provide to the Company.

Engagement Scope and Objectives

The Company is a publicly-traded company organized under the laws of the State of Nevada. The company operates projects in the oil and gas industry. The Company has working interests in oil and gas leases in Crockett County, Texas.

The Company is subject to compliance with the Securities and Exchange Commission (“SEC”) requirements for Smaller Reporting Companies. The Company’s former president and chief executive officer, Jon Fullenkamp, recently resigned his position and the board has appointed Robert J. Miranda, Managing Director of Miranda & Associates, as its interim President, CEO and Chairman.

The board of directors of the Company also seeks to have Miranda & Associates continue its consulting services as the contract accounting and finance organization for the Company. In this capacity, Mr. Miranda will continue to serve as Chief Financial Officer of the Company and be responsible for ensuring compliance with all applicable accounting, tax, SEC reporting, Sarbanes-Oxley and other related matters.

The objective of this engagement is to provide the Company with the services of a qualified interim Chief Executive Officer and a Chief Financial Officer and provide related professional accounting and advisory services, as requested by the Company.

Miranda & Associates Engagement Approach and Responsibilities

Miranda & Associates will provide the professional services to the Company under the following approach:

2677 North Main Street, Suite 360
Santa Ana, California 92705
Phone: (714) 4800300
Fax: (714) 4800304
www.mirandaaccountancy.com

Members of the Board of Directors
July 30, 2009

Miranda & Associates Engagement Approach and Responsibilities (continued):

Task 1 – Provide a Qualified Interim Chairman, President and Chief Executive Officer

Miranda & Associates will assign Mr. Robert J. Miranda, to serve as the Company’s interim Chairman, President, and Chief Executive Officer. Mr. Miranda will be responsible for managing the turnaround of the business operations including ascertaining the current status of operational, legal, and financial status of the gas wells located in Crockett County, Texas. Mr. Miranda will also be responsible for engaging appropriate engineering, legal and technical advisors to reestablish the production of the gas wells, collect production revenues due the Company, analyze and advise on go-forward business strategies, including formation of the “Aurora” venture, and overall management of the business. Mr. Miranda will have the ability to engage other professional services firms, including (but not limited to) legal counsel, engineering consultants, oil & gas consultants, and other expert advisors.

Task 2 – Provide a Qualified Chief Financial Officer

Miranda & Associates will also assign Mr. Robert J. Miranda, to serve as the Company’s Chief Financial Officer. In this capacity Mr. Miranda will provide the professional services required of the CFO including preparation of monthly or quarterly financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States, compliance with SEC reporting requirements, compliance with Sarbanes-Oxley requirements, preparation of periodic SEC filings, preparation of management’s assessment of internal control over financial reporting (SOX 404), and management of the independent audit process with the Company’s external auditor. In executing his CFO responsibilities, Mr. Miranda will have the ability to seek assistance from Miranda & Associates and other professional services firms, as needed, to assist in carrying out his responsibilities as CFO.

Task 3-Provide Related Professional Advisory Services

Miranda & Associates will provide related professional advisory services to the Company including accounting, auditing, taxation, management consulting, internal controls, SEC reporting and other services, as requested by the Company’s management.

Miranda & Associates will provide appropriate project management, quality review and resources to complete the work described in this Statement of Work. Miranda & Associates will hold scheduled updates, written and oral, with the Company to report project progress and identify any issues discovered.

Deliverables and Acceptance of Deliverables

During the execution of the engagement, the following deliverables and/or work products may be created to facilitate successful completion and control project quality:

•	Work plan including Timeline, Budget and Fees
•	Documentation and work papers
•	Periodic Status Reports
•	Reports of findings, observations and recommendations

Upon completion of deliverables, Miranda & Associates will meet with appropriate members of the Company’s management team to review the deliverable and resulting conclusions. Unless reasonably notified by the Company, all artifacts and deliverables will be deemed successfully completed and accepted 10 business days subsequent to delivery to the Company.

Members of the Board of Directors
July 30, 2009

Engagement Staffing

The following individuals shall be assigned to this engagement:

Labor Category	Name of Professional
Engagement Director and Company's Interim CEO and Chief Financial Officer	Robert J. Miranda, CPA
Senior Manager, Accounting & Audit	Barbara Steelman, MBA, CIA
Senior Manager, Tax and SEC Compliance	Debbie DeMelfi, CPA

Professional Fees and Expenses

Miranda & Associates’ fees for the scope of services described in this Statement of Work will be based upon actual time and materials at standard rates, plus out-of-pocket expenses, Miranda & Associates’ hourly rates are as follows:

Engagement Director	$300 per hour
Senior Associates	$200 per hour
Professionals	$150 per hour

Out of pocket expenses associated with the completion of the engagement will be billed at the actual amounts incurred. In the absence of being provided the Company’s travel expense policy, assigned personnel will follow the Miranda & Associates travel policy. Out of pocket expenses include, but are not limited to, air and ground transportation, accommodations, food, mileage in excess of the normal commute to the Miranda & Associates’ office and other expenses of a similar nature.

The Company agrees to pay a monthly advance of $15,000 against all services rendered by Mr. Robert Miranda as interim Chairman, President, CEO and CFO. Mr. Miranda’s actual time will be tracked and billed at his standard hourly rate of $300 and a quarterly accounting of Mr. Miranda’s actual time and fees will be presented to the board of directors.

At the end of each quarterly period, the actual fees incurred for Mr. Miranda’s time, less the payments made under the $15,000 monthly retainer will be reviewed and summarized. If Mr. Miranda is owed additional fees by the Company, Mr. Miranda may, at his sole option, elect to have the balance of fees owed paid in cash or in common shares of the Company, subject to any limitations imposed by applicable state and federal securities laws. The value of the common shares will be based on the latest per share trading value of the stock. If at the end of a quarterly reporting period Mr. Miranda has been overpaid by the Company under the monthly advance amount, the monthly advance will be reduced in the subsequent quarterly period to equalize the fees owed by the end of the next quarterly period. The first quarterly reporting period will be for the quarter ending September 30, 2009.

The Company agrees that the actual monthly hourly fees and expenses incurred by all other Miranda & Associates professionals (other than Robert Miranda) will be billed and paid monthly as incurred.

Members of the Board of Directors
July 30, 2009

Additional Provisions

Company Responsibilities

The Company will be responsible for (“Company Responsibilities”):
•	Accuracy and completeness of content provided to Miranda & Associates by the Company or from a Third Party through the Company
•	Proof of adequate Directors & Officers (D&O) insurance
•	Future actions with respect to the matters addressed in the deliverables, including implementation decisions
•	Providing Miranda & Associates with directions and instructions relating to any laws or regulations applicable to the protection of data stored by the Company
•	Any delays, additional costs incurred, or non-compliance caused by or associated with the Company’s failure to uphold its responsibilities

Engagement Assumptions

The services, fees, and delivery schedule for this engagement are based upon the following assumptions:
•	The Company’s timely and effective completion of the Company’s Responsibilities
•	Timely decisions and approvals by the Company’s management
•	Timely access to key Company and vendor personnel
•	Access to critical applications

Independent Contractor

The parties to this Statement of Work understand and agree that each of Mr. Miranda and Miranda & Associates are independent contractors and not employees of the Company and that nothing in this Statement of Work is intended or should be construed to create an employer/employee relationship between Mr. Miranda or Miranda & Associates, on the one hand and the Company, on the other. Without limiting the generality of the foregoing, the parties acknowledge that this Statement of Work is not a contract of employment within the meaning of Section 2750 of the California Labor Code and that neither Mr. Miranda nor Miranda & Associates is an employee of the Company for any purpose under the California Labor Code. Mr. Miranda has no authority to obligate the Company by contract or otherwise outside the normal course of business without first clearing with the Company’s board of directors. Mr. Miranda and Miranda & Associates will not be eligible for any employee benefits, nor will the Company make deductions from Mr. Miranda’s or Miranda & Associates’ fees for taxes (except as otherwise required by applicable law or regulation). Any taxes imposed on Mr. Miranda and Miranda & Associates due to activities performed hereunder will be the sole responsibility of Mr. Miranda and Miranda & Associates.

Indemnification

Mr. Miranda shall receive indemnification as a director and officer of the Company to the maximum extent extended to directors and officers of the Company generally and shall be included as an insured under the Company's Directors and Officers liability insurance policy.

Members of the Board of Directors
July 30, 2009

Effective Date and Prior Agreements

This agreement shall be deemed effective as of August 1, 2009 and replaces the prior agreement dated November 15, 2008 between Victory Energy Corporation and Miranda & Associates.

Termination

Mr. Miranda may resign from the position of interim Chairman, President and CEO and as CFO at any time with or without advance notice, with or without reason. Mr. Miranda may be removed from the position of interim Chairman, President and CEO and as CFO at any time by the board of directors and/or shareholders, for any reason, in any manner provided by the by-laws and applicable law.

We appreciate the opportunity to provide our professional services and look forward to working with you on this engagement. This Statement of Work describes our understanding with respect to the engagement. Please indicate your agreement by signing and returning to Miranda & Associates the enclosed copy of this Statement of Work.

Very truly yours,

Miranda & Associates, A Professional Accountancy Corporation

By:	/s/ ROBERT MIRANDA
Robert J. Miranda, President

Acknowledged and Accepted: Victory Energy Corporation

By (signature):
Ronald Zamber, M.D.
Member of the Board of Directors

Date:

By (signature):
Edgar Trotter, Ph.D.
Member of the Board of Directors

Date:

By (signature):
Perry Mansell
Member of the Board of Directors

Date:

Members of the Board of Directors
July 30, 2009

Effective Date and Prior Agreements

This agreement shall be deemed effective as of August 1, 2009 and replaces the prior agreement dated November 15, 2008 between Victory Energy Corporation and Miranda & Associates.

Termination

Mr. Miranda may resign from the position of interim Chairman, President and CEO and as CFO at any time with or without advance notice, with or without reason. Mr. Miranda may be removed from the position of interim Chairman, President and CEO and as CFO at any time by the board of directors and/or shareholders, for any reason, in any manner provided by the by-laws and applicable law.

We appreciate the opportunity to provide our professional services and look forward to working with you on this engagement. This Statement of Work describes our understanding with respect to the engagement. Please indicate your agreement by signing and returning to Miranda & Associates the enclosed copy of this Statement of Work.

Very truly yours,

Miranda & Associates, A Professional Accountancy Corporation

By:	/s/ ROBERT MIRANDA
Robert J. Miranda, President

Acknowledged and Accepted: Victory Energy Corporation

By (signature):	/s/ RONALD ZAMBER
Ronald Zamber, M.D.
Member of the Board of Directors

Date:	August 4, 2009

By (signature):
Edgar Trotter, Ph.D.
Member of the Board of Directors

Date:

By (signature):
Perry Mansell
Member of the Board of Directors

Date:

Members of the Board of Directors
July 30, 2009

Effective Date and Prior Agreements

This agreement shall be deemed effective as of August 1, 2009 and replaces the prior agreement dated November 15, 2008 between Victory Energy Corporation and Miranda & Associates.

Termination

Mr. Miranda may resign from the position of interim Chairman, President and CEO and as CFO at any time with or without advance notice, with or without reason. Mr. Miranda may be removed from the position of interim Chairman, President and CEO and as CFO at any time by the board of directors and/or shareholders, for any reason, in any manner provided by the by-laws and applicable law.

We appreciate the opportunity to provide our professional services and look forward to working with you on this engagement. This Statement of Work describes our understanding with respect to the engagement. Please indicate your agreement by signing and returning to Miranda & Associates the enclosed copy of this Statement of Work.

Very truly yours,

Miranda & Associates, A Professional Accountancy Corporation

By:	/s/ ROBERT MIRANDA
Robert J. Miranda, President

Acknowledged and Accepted: Victory Energy Corporation

By (signature):
Ronald Zamber, M.D.
Member of the Board of Directors

Date:

By (signature):
Edgar Trotter, Ph.D.
Member of the Board of Directors

Date:

By (signature):	/s/ PERRY MANSELL
Perry Mansell
Member of the Board of Directors

Date:	August 4, 2009

Members of the Board of Directors
July 30, 2009

Effective Date and Prior Agreements

This agreement shall be deemed effective as of August 1, 2009 and replaces the prior agreement dated November 15, 2008 between Victory Energy Corporation and Miranda & Associates.

Termination

Mr. Miranda may resign from the position of interim Chairman, President and CEO and as CFO at any time with or without advance notice, with or without reason. Mr. Miranda may be removed from the position of interim Chairman, President and CEO and as CFO at any time by the board of directors and/or shareholders, for any reason, in any manner provided by the by-laws and applicable law.

We appreciate the opportunity to provide our professional services and look forward to working with you on this engagement. This Statement of Work describes our understanding with respect to the engagement. Please indicate your agreement by signing and returning to Miranda & Associates the enclosed copy of this Statement of Work.

Very truly yours,

Miranda & Associates, A Professional Accountancy Corporation

By:	/s/ ROBERT MIRANDA
Robert J. Miranda, President

Acknowledged and Accepted: Victory Energy Corporation

By (signature):
Ronald Zamber, M.D.
Member of the Board of Directors

Date:

By (signature):	/s/ EDGAR TROTTER
Edgar Trotter, Ph.D.
Member of the Board of Directors

Date:	August 4, 2009

By (signature):
Perry Mansell
Member of the Board of Directors

Date: